FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Atlantic BancGroup, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-3543956

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1315 South Third Street
Jacksonville Beach, Florida	32250

(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

N/A	N/A

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchanges Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates:

N/A                                        (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, $0.01 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     The descriptions contained under the headings “Description of Registrant’ s Securities to be Registered Pursuant to Item 202 of Regulation S-B Section 228.202” in Registrant’s Form 8-A Registration Statement filed with the Securities and Exchange Commission (“SEC”) on June 2, 1999, is hereby incorporated by reference into this Registration Statement.

Item 2. Exhibits.

     The following exhibits have been filed with the SEC and are incorporated by reference into this Registration Statement.

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of Atlantic BancGroup, Inc. included in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 17, 1999.

3.2	Bylaws of Atlantic BancGroup, Inc. (Incorporated by reference as Exhibit 3.2 to Atlantic’s Form 10-KSB for year ended December 31, 2002.

4.1	Specimen Stock Certificate of Atlantic BancGroup, Inc. included in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 17, 1999.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGISTRANT:	Atlantic BancGroup, Inc.

DATE:	August 25, 2003

BY:	/s/ Barry W. Chandler

Barry W. Chandler
Director, President and Chief Executive Officer